Exhibit 99.1

Cherokee Inc.	Addo Communications, Inc.
5990 Sepulveda Blvd., Suite 600	12121 Wilshire Blvd, Suite 775
Sherman Oaks, CA 91411	Los Angeles, CA 90025
(818) 908-9868	(310) 829-5400
Contact: Jason Boling, CFO	Contact: Patricia Nir/Kimberly Esterkin

For Immediate Release:

Cherokee Inc. Reports Fourth Quarter and Fiscal Year 2013 Financial Results

SHERMAN OAKS, CA (April 30, 2013) — Cherokee Inc. (NASDAQ: CHKE), a global marketer of style-focused lifestyle brands, today reported financial results for the fourth quarter and full year ended February 2, 2013.

Net revenues for the quarter were $6.0 million, consistent with the prior-year period. SG&A expenses, which include the amortization of trademarks, totaled $4.3 million, an increase from $3.5 million in the prior-year period. For the quarter, net income totaled $1.1 million or $0.13 per diluted share, compared with $1.5 million, or $0.18 per diluted share, in the fourth quarter of 2012.

For Fiscal Year 2013, net revenues totaled $26.6 million, an increase of 3.7%, from $25.6 million in the prior year period. SG&A expenses totaled $15.5 million, up from $14.9 million in 2012.  The uptick in SG&A during the quarter and fiscal year was primarily related to increased costs associated with product development, professional fees, and additional costs related to employee stock compensation.

For the year, net income totaled $6.8 million, or $0.81 per diluted share, compared with $7.5 million or $0.89 per diluted share in Fiscal 2012. Net income for the previous year time period takes into account a tax benefit from the California Franchise Tax Board received in FY 2012.  Excluding the Franchise Tax Board refund, fiscal year 2012 earnings per share would have been $0.72.

“Fiscal 2013 was a pivotal year for the Cherokee Group,” said Cherokee Inc. Chief Executive Officer Henry Stupp. “We continued to see progress including the expansion of our portfolio of apparel categories, brands and geographies as well as the addition of retail and financial experts to our Board and senior management team.  The continued growth of our namesake Cherokee brand, particularly at Target, along with the addition of Liz Lange, Cherokee School Uniforms, and àle by Alessandra drove our success and expansion over the past year.”

“Through our 360 degree licensing approach, we saw consistent branding and product quality across our many partner countries and, as a result, have been able to deploy our brands faster and in more markets than even before. Most notably, after renewing our relationship with leading UK retailer Tesco one year ago, we are proud to announce that an enhanced premium collection of Cherokee men’s, women’s, and children’s apparel is now available at 279 Tesco stores throughout the UK and Central Europe.”

Mr. Stupp concluded, “We have made much progress over the past twelve months, although our work is far from complete. We will continue to strengthen our retail partnerships, expand our category offerings, and develop new partnerships to further propel the Cherokee Group toward continued success.  The investments we make over the coming years will be made with our customers’, partners’, and stockholders’ interests in mind to ensure that we maintain a solid financial position while also generating value.”

At February 2, 2013, the Company had cash and cash equivalents of $2.4 million, compared to $7.4 million at January 28, 2012. The $5.0 million difference in cash and cash equivalents resulted from the Company’s prepayment of all outstanding principal and interest from its former loan agreement with U.S. Bank.

Conference Call

The Company will host a conference call today at 1:30 PMPT / 4:30 p.m. ET.  To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time and use conference ID: 411100. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.cherokeegroup.com.  A slide presentation will accompany the prepared remarks and has been posted along with the webcast link on Cherokee’s website.

For those unable to participate during the live broadcast, a replay will be through Tuesday, May 7, 2013, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 411100.

About Cherokee Inc.

Cherokee Inc. is a global marketer and manager of a portfolio of Fashion and Lifestyle brands including Cherokee®, Carole Little®, Liz Lange® and Sideout®, in multiple consumer product categories and sectors around the world. The Company’s annual global retail sales of owned brands are approaching $2 billion with license agreements with premier retailers and manufacturers covering over 40 countries around the world including Target Stores (U.S. and Canada), Tesco (U.K., Ireland and certain Central European countries), Zellers (Canada), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD.(Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia), Landmark Group’s Max Stores (certain Middle East and North Africa countries), and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used, the words “anticipates,” “believes,” “expects,” “may,” “should” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Liz Lange, Completely Me, Sideout and Carole Little branded products, the Company’s dependence on Target for most of the Company’s revenues and the Company’s dependence on its key management personnel. The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2012, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments. This release also includes a discussion of “non-GAAP financial measures” as that term is defined in Regulation G, including earnings per share excluding certain tax benefits.  The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results prepared in accordance with GAAP are included in the earnings release which is posted on the company’s web site at http://www.cherokeegroup.com.

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

	February 2, 2013	January 28, 2012
Assets
Current assets:
Cash and cash equivalents	$2,424	$7,421
Receivables	5,147	5,320
Income taxes receivable	779	1,378
Prepaid expenses and other current assets	426	152
Deferred tax asset	48	63
Total current assets	8,824	14,334
Trademarks, net	22,131	5,596
Deferred tax asset	1,693	1,600
Property and equipment, net	945	733
Other assets	59	—
Total assets	$33,652	$22,263
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued payables	$1,125	$831
Short term debt	3,291	500
Income taxes payable	1,316	1,077
Accrued dividends	840	1,677
Deferred revenue — current	80	320
Accrued compensation payable	63	268
Total current liabilities	6,715	4,673
Long term liabilities:
Long term debt	13,228	6,438
Other non-current	183	401
Total liabilities	20,126	11,512
Commitments and Contingencies (Note 6)
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,400,168 shares issued and outstanding at February 2, 2013 and 8,387,167 issued and outstanding at January 28, 2012	167	167
Additional paid-in capital	20,249	19,271
Retained deficit	(6,890)	(8,687)
Total stockholders’ equity	13,526	10,751
Total liabilities and stockholders’ equity	$33,652	$22,263

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Year Ended
	February 2, 2013	January 28, 2012	January 29, 2011
Royalty revenues	$26,558	$25,604	$30,777

Selling, general and administrative expenses	13,973	13,575	16,397
Amortization of trademarks	1,491	1,371	1,474
Operating income	11,094	10,658	12,906

Other income (expense):
Interest expense	(240)	(252)	—
Interest income	18	25	13
Total other income (expense), net	(222)	(227)	13
Income before income taxes	10,872	10,431	12,919
Income tax provision	4,039	2,921	5,200
Net income	$6,833	$7,510	$7,719
Net income per common share attributable to common stockholders:
Basic earnings per share	$0.81	$0.89	$0.87
Diluted earnings per share	$0.81	$0.89	$0.87
Weighted average common shares outstanding attributable to common stockholders:
Basic	8,394	8,454	8,836
Diluted	8,411	8,457	8,874
Dividends declared per common share	$0.60	$0.80	$0.80

CHEROKEE INC.

Non-GAAP Financial Metrics

The following table shows the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Year Ended
	February 2, 2013	January 28, 2012
GAAP Diluted Earnings per share	$0.81	$0.89

California Franchise Tax Board refund	—	(0.17)
Non-GAAP Diluted Earnings Per Share	$0.81	$0.72